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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-3 or Form S-8, File No. 33-40011, File No. 33-58734, File No. 33-34640, File No. 33-71202, as amended, File No. 33-66728, File
No. 33-71200, File No. 33-82374, File No. 33-86018, File No. 33-86978, File No.
33-58627, File No. 33-63001, File No. 333-12961, File No. 33-04583, as amended,
File No. 333-42613, File No. 333-42955, File No. 333-47599, File No. 333-52201,
File No. 333-52203, File No. 333-68421, File No. 333-68477.



ARTHUR ANDERSEN LLP



Atlanta, Georgia
March, 30, 2000